EXHIBIT 99.1

McGrath RentCorp Announces Results for Third Quarter 2016

Rental revenues decrease 3%
Net income down 5%
EPS flat at $0.54 for the quarter

LIVERMORE, Calif., Nov. 01, 2016 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ:MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended September 30, 2016 of $122.0 million, an increase of 8%, compared to $113.0 million in the third quarter of 2015.  The Company reported net income of $12.9 million, or $0.54 per diluted share for the third quarter of 2016, compared to net income of $13.6 million, or $0.54 per diluted share, in the third quarter of 2015.

Third quarter EPS was unchanged compared to a year ago as higher operating profit at Mobile Modular and Enviroplex, combined with the favorable effect of a lower dilutive share count, was offset by lower operating profit at Adler Tank Rentals and TRS-RenTelco.

Modular division-wide rental revenues for the quarter increased $3.1 million, or 10%, to $33.2 million from a year ago.  This is the fourteenth consecutive year over year quarterly rental revenue increase. However, gross profit from rental revenues increased by only 3% primarily due to higher building preparation expenses.  Modular division income from operations grew 4% from a year ago as a result of 9% growth in total gross profit, primarily from higher gross profit from sales revenues, partly offset by higher SG&A expenses.  Modular division average rental equipment utilization based on original cost for the quarter was flat compared to a year ago at 76.7%.

Mobile Modular Portable Storage continued to make good progress during the third quarter and grew rental revenues 18% compared to the same period a year ago. Progress continued towards making each of the portable storage operating geographies increasingly successful.

Rental revenues for TRS-RenTelco declined $2.2 million for the quarter, or 10%, to $20.4 million from a year ago.  The year over year reduction in rental revenues was driven primarily by lower communications test equipment business activity and a continuing highly competitive environment.  Communications test equipment rental revenues declined by 21% while general-purpose increased 2% for the quarter compared to the same period a year ago.  Average equipment utilization was 61.2% compared to 61.0% in the same period in 2015.  Average rental rates declined for the quarter to 4.41% from 4.62% for the third quarter of 2015, primarily due to the business activity mix shift from communications to general-purpose test equipment as well as a highly competitive communications test equipment marketplace.  Income from operations declined 10% to $6.4 million as lower rental and sales revenues were partly offset by lower rental equipment depreciation, lower SG&A expenses and higher gross margins on equipment sales as compared to a year ago.

Rental revenues at Adler Tank Rentals declined $3.2 million for the quarter, or 19%, to $14.2 million from a year ago.  Average utilization and total original acquisition cost of rental equipment were 49.4% and $308 million, respectively, for the quarter compared to 58.6% and $306 million a year ago, and were unchanged compared to the second quarter of 2016.  Third quarter average equipment on rent declined to $152 million from $179 million a year ago, and was unchanged from the second quarter of 2016.  Average monthly rental rates decreased from 3.25% to 3.11% year over year.  The reduction in utilization from a year ago and the continuing downward pressure on pricing, especially for tank rental assets, are directly related to lower crude oil prices and the significant decline in wellhead related drilling and completions activity.  Upstream oil and natural gas rental revenue declined from 17% of total Adler rental revenues in the third quarter of 2015 to 9% for the same period in 2016.  These dynamics have put increasing downward pressure on 21K multi-purpose tank utilization and rental rates in upstream, midstream and downstream energy sectors, as well as in other market verticals. Income from operations for the quarter decreased $2.4 million, or 48%, to $2.7 million from a year ago.  The Company remains very cautious in its outlook for the liquid and solid containment rental business for the foreseeable future as market forces drive a material reset of both the oil and natural gas industries.

Despite very challenging end market conditions throughout the year for Adler Tank Rentals, and to a lesser extent TRS-RenTelco, positive results at Mobile Modular and Enviroplex enabled the Company to grow year to date income from operations to $56.6 million from $55.5 million a year ago.  Strong year to date cash flows have enabled the Company to reduce debt by $36 million, while paying dividends of $18.3 million and selectively deploying new capital to increase the size of the modular division rental equipment fleet by $26.9 million.

All comparisons presented below are for the quarter ended September 30, 2016 to the quarter ended September 30, 2015 unless otherwise indicated.

MOBILE MODULAR

For the third quarter of 2016, the Company’s Mobile Modular division reported a $0.5 million increase in income from operations, or 4%, to $12.7 million. Rental revenues increased 10% to $33.2 million, depreciation expense increased 7% to $5.3 million and other direct costs increased 30% to $9.7 million, which resulted in an increase in gross profit on rental revenues of 3% to $18.2 million.  Rental related services revenues decreased 4% to $13.7 million, with gross profit on rental related services revenues decreasing 12% to $3.7 million. Sales revenues increased 96% to $16.7 million, with gross profit on sales revenues increasing 109% to $4.1 million, due to higher new and used equipment sales in the third quarter of 2016.  Selling and administrative expenses increased 13% to $13.4 million, primarily due to increased employee headcount, salaries and employee benefit costs and higher allocated corporate expenses.

TRS-RENTELCO

For the third quarter of 2016, the Company’s TRS-RenTelco division reported a $0.7 million decrease in income from operations, or 10%, to $6.4 million.  Rental revenues decreased 10% to $20.4 million, depreciation expense decreased 13% to $8.6 million and other direct costs increased 2% to $3.5 million, which resulted in a decrease in gross profit on rental revenues of 11% to $8.3 million.  Sales revenues decreased 11% to $4.8 million.  Gross profit on sales revenues increased 3% to $2.7 million, with gross margin percentage increasing to 57% from 49%, due to higher gross margins on new and used equipment sales in the third quarter of 2016. Selling and administrative expenses decreased 6% to $5.1 million, primarily due to lower marketing and administrative costs and corporate allocated expenses.

ADLER TANKS

For the third quarter of 2016, the Company’s Adler Tanks division reported a $2.4 million decrease in income from operations, or 48%, to $2.7 million.  Rental revenues decreased 19% to $14.2 million, depreciation expense decreased 1% to $4.0 million and other direct costs decreased 28% to $2.2 million, which resulted in a decrease in gross profit on rental revenues of 23% to $8.0 million.  Rental related services revenues decreased 14% to $5.8 million, with gross profit on rental related services decreasing 27% to $1.3 million. Selling and administrative expenses decreased 4% to $6.6 million, primarily due to lower corporate allocated expenses.

OTHER HIGHLIGHTS

  Debt decreased $17.8 million during the quarter to $345.3 million, with the Company’s funded debt (notes payable) to equity ratio decreasing from 0.95 to 1 at June 30, 2016 to 0.88 to 1 at September 30, 2016.  As of September 30, 2016, the Company had capacity to borrow an additional $226.6 million under its lines of credit.

  Dividend rate increased 2% to $0.255 per share for the third quarter of 2016 compared to the third quarter of 2015. On an annualized basis, this dividend represents a 3.4% yield on the October 31, 2016 close price of $30.10 per share.

  Adjusted EBITDA decreased 4% to $45.1 million for the third quarter of 2016 compared to the third quarter of 2015.  At September 30, 2016, the Company’s ratio of funded debt to the last twelve months actual Adjusted EBITDA was 2.11 to 1, compared to 2.20 to 1 at June 30, 2016.  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.  A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

This press release should be read in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  Please visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

FINANCIAL OUTLOOK

The Company expects income from operations and earnings per diluted share for the fourth quarter 2016 to be comparable to, or slightly below, the same period in 2015, which should result in full year earnings per diluted share slightly ahead of 2015.

ABOUT MCGRATH RENTCORP

Founded in 1979, McGrath RentCorp is a diversified business-to-business rental company.  The Company’s Mobile Modular division rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs in California, Texas, Florida, and the Mid-Atlantic from Washington D.C. to Georgia.  The Company’s TRS-RenTelco division rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas.  The Company’s Adler Tank Rentals subsidiary rents and sells containment solutions for hazardous and nonhazardous liquids and solids with operations today serving key markets throughout the United States.  In 2008, the Company entered the portable storage container rental business under the trade name Mobile Modular Portable Storage.  Today, the business is located in the key markets of California, Texas, Florida, Northern Illinois, New Jersey and most recently entered the North Carolina region.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Tanks and Boxes – www.adlertankrentals.com
Modular Buildings – www.mobilemodular.com
Portable Storage – www.mobilemodularcontainers.com
Electronic Test Equipment – www.trs-rentelco.com
School Facilities Manufacturing – www.enviroplex.com

CONFERENCE CALL NOTE

As previously announced in its press release of October 11, 2016, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on November 1, 2016 to discuss the third quarter 2016 results.  To participate in the teleconference, dial 1-888-655-3290 (in the U.S.), or 1-484-895-1592 (outside the U.S.), or visit the investor relations section of the Company’s website at www.mgrc.com. Telephone replay of the call will be available for 7 days following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the call replay is 92917895. In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at http://mgrc.com/Investor/EventsAndArchive

FORWARD-LOOKING STATEMENTS

Statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s business strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, plans and objectives are forward looking statements.  These forward-looking statements appear in a number of places and can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend,” “hopes,” “goals” or “certain” or the negative of these terms or other variations or comparable terminology.  In particular, the statements made in this press release about the following topics are forward looking statements: the Company’s cautious outlook for the liquid and solid containment rental business for the foreseeable future and financial guidance relating to income from operations and earnings per diluted share for the fourth quarter and full year 2016 in the section entitled “Financial Outlook.”

Management cautions that forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements including, without limitation, the following:  the extent of and timetable for the recovery underway in our modular building division, particularly in California; the impact of material forces in the oil and natural gas industries on the utilization levels of our Adler Tanks liquid and sold containment tank and box rental assets; the impact of continuing softness in communications test equipment rental demand in our electronics division; our continuing ability to sell lower utilized electronics rental equipment to reduce depreciation expense; the extent of economic recovery, particularly in California, including the impact on funding for school facility projects and residential and commercial construction sectors; our ability to manage our capital expenditures and reduce operating costs in a timely manner in response to market challenges in our various business segments; our customers’ need and ability to rent our products; failure by third parties to manufacture and deliver our products in a timely manner and to our specifications; the impact of the recent medical leave of absence of our Chief Executive Officer; our ability to successfully integrate and operate acquisitions, as well as manage expansions; our ability to effectively manage our rental assets; the risk that we may be subject to litigation under environmental, health and safety and product liability laws and claims from employees, vendors and other third parties; new or modified statutory or regulatory requirements; success of our strategic growth initiatives; success of our ROIC analysis for our business segments; risks associated with doing business with government entities; seasonality of our businesses; intense industry competition including increasing price pressure; our ability to timely deliver, install and redeploy our rental products; significant increases in raw materials, labor, and other costs; and risks associated with operating internationally.

Our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above, those discussed in Part II—Item 1A “Risk Factors” and elsewhere in our Form 10-K for the year ended December 31, 2015, and those that may be identified from time to time in our reports and registration statements filed with the SEC.  Forward-looking statements are made only as of the date of this press release and are based on management’s reasonable assumptions; however, these assumptions can be wrong or affected by known or unknown risks and uncertainties.  Readers should not place undue reliance on these forward-looking statements and are cautioned that any such forward-looking statements are not guarantees of future performance.  Except as otherwise required by law, we do not undertake any duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in thousands, except per share amounts)	2016	2015	2016	2015

Revenues
Rental	$67,757	$70,195	$201,036	$203,002
Rental related services	20,122	21,862	57,028	54,456
Rental operations	87,879	92,057	258,064	257,458
Sales	33,486	20,426	58,916	40,181
Other	628	565	1,817	1,623
Total revenues	121,993	113,048	318,797	299,262
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	17,819	18,809	54,590	56,507
Rental related services	15,240	15,802	42,404	40,602
Other	15,475	14,032	48,015	45,469
Total direct costs of rental operations	48,534	48,643	145,009	142,578
Costs of sales	23,026	14,259	38,944	26,533
Total costs of revenues	71,560	62,902	183,953	169,111
Gross profit	50,433	50,146	134,844	130,151
Selling and administrative expenses	26,201	24,996	78,281	74,661
Income from operations	24,232	25,150	56,563	55,490
Other income (expenses):
Interest expense	(2,940)	(2,444)	(9,486)	(7,182)
Foreign currency exchange gain (loss)	(15)	(201)	59	(454)
Income before provision for income taxes	21,277	22,505	47,136	47,854
Provision for income taxes	8,405	8,889	18,619	18,902
Net income	$12,872	$13,616	$28,517	$28,952
Earnings per share:
Basic	$0.54	$0.54	$1.19	$1.12
Diluted	$0.54	$0.54	$1.19	$1.12
Shares used in per share calculation:
Basic	23,911	25,334	23,891	25,853
Diluted	24,041	25,408	23,957	25,954
Cash dividend declared per share	$0.255	$0.250	$0.765	$0.750

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(in thousands)	2016	2015

Assets
Cash	$1,092	$1,103
Accounts receivable, net of allowance for doubtful accounts of $2,087 in 2016 and 2015	104,004	95,263
Income taxes receivable	—	11,000
Rental equipment, at cost:
Relocatable modular buildings	763,777	736,875
Electronic test equipment	252,573	262,945
Liquid and solid containment tanks and boxes	308,852	310,263
	1,325,202	1,310,083
Less accumulated depreciation	(462,674)	(440,482)
Rental equipment, net	862,528	869,601
Property, plant and equipment, net	113,497	109,753
Prepaid expenses and other assets	27,182	28,556
Intangible assets, net	8,812	9,465
Goodwill	27,808	27,808
Total assets	$1,144,923	$1,152,549
Liabilities and Shareholders’ Equity
Liabilities:
Notes payable	$345,286	$381,281
Accounts payable and accrued liabilities	72,397	71,942
Deferred income	41,479	36,288
Deferred income taxes, net	295,161	283,351
Total liabilities	754,323	772,862
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 23,914 shares as of September 30, 2016 and 23,851 shares as of December 31, 2015	101,828	101,046
Retained earnings	288,884	278,708
Accumulated other comprehensive loss	(112)	(67)
Total shareholders’ equity	390,600	379,687
Total liabilities and shareholders’ equity	$1,144,923	$1,152,549

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2016	2015
Cash Flows from Operating Activities:
Net income	$28,517	$28,952
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,528	63,303
Provision for doubtful accounts	1,366	1,179
Share-based compensation	2,327	2,863
Gain on sale of used rental equipment	(10,798)	(9,066)
Foreign currency exchange loss (gain)	(59)	454
Change in:
Accounts receivable	(10,107)	(7,445)
Income taxes receivable	11,000	—
Prepaid expenses and other assets	1,374	12,905
Accounts payable and accrued liabilities	4,082	(1,055)
Deferred income	5,191	11,033
Deferred income taxes	11,810	(2,519)
Net cash provided by operating activities	106,231	100,604
Cash Flows from Investing Activities:
Purchases of rental equipment	(64,349)	(104,884)
Purchases of property, plant and equipment	(10,028)	(8,045)
Proceeds from sale of used rental equipment	24,037	19,681
Net cash used in investing activities	(50,340)	(93,248)
Cash Flows from Financing Activities:
Net borrowings (repayments) under bank lines of credit	(16,034)	79,635
Principal payments on Series A senior notes	(20,000)	(20,000)
Amortization of debt issuance cost	39	39
Proceeds from the exercise of stock options	37	1,458
Excess tax benefit (shortfall) from exercise of stock awards	(993)	349
Taxes paid related to net share settlement of stock awards	(589)	(729)
Repurchase of common stock	—	(48,785)
Payment of dividends	(18,349)	(19,728)
Net cash used in financing activities	(55,889)	(7,761)
Effect of foreign currency exchange rate changes on cash	(13)	(5)
Net decrease in cash	(11)	(410)
Cash balance, beginning of period	1,103	1,167
Cash balance, end of period	$1,092	$757
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$9,042	$7,224
Net income taxes paid, during the period	$7,751	$2,240
Dividends accrued during the period, not yet paid	$6,144	$6,159
Rental equipment acquisitions, not yet paid	$3,688	$5,707

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2016
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$33,210	$20,365	$14,182	$—	$67,757
Rental related services	13,697	655	5,770	—	20,122
Rental operations	46,907	21,020	19,952	—	87,879
Sales	16,700	4,788	358	11,640	33,486
Other	82	509	37	—	628
Total revenues	63,689	26,317	20,347	11,640	121,993

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,295	8,553	3,971	—	17,819
Rental related services	10,025	700	4,515	—	15,240
Other	9,735	3,524	2,216	—	15,475
Total direct costs of rental operations	25,055	12,777	10,702	—	48,534
Costs of sales	12,592	2,065	360	8,009	23,026
Total costs of revenues	37,647	14,842	11,062	8,009	71,560

Gross Profit (Loss)
Rental	18,180	8,288	7,995	—	34,463
Rental related services	3,672	(45)	1,255	—	4,882
Rental operations	21,852	8,243	9,250	—	39,345
Sales	4,108	2,723	(2)	3,631	10,460
Other	82	509	37	—	628
Total gross profit	26,042	11,475	9,285	3,631	50,433
Selling and administrative expenses	13,364	5,101	6,631	1,105	26,201
Income from operations	$12,678	$6,374	$2,654	$2,526	24,232
Interest expense					(2,940)
Foreign currency exchange loss					(15)
Provision for income taxes					(8,405)
Net income					$12,872

Other Information
Average rental equipment [1]	$729,943	$251,786	$307,621
Average monthly total yield [2]	1.52%	2.70%	1.54%
Average utilization [3]	76.7%	61.2%	49.4%
Average monthly rental rate [4]	1.98%	4.41%	3.11%

1. Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2015
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$30,154	$22,612	$17,429	$—	$70,195
Rental related services	14,313	821	6,728	—	21,862
Rental operations	44,467	23,433	24,157	—	92,057
Sales	8,539	5,401	321	6,165	20,426
Other	107	439	19	—	565
Total revenues	53,113	29,273	24,497	6,165	113,048

Costs and Expenses
Direct costs of rental operations:
Depreciation	4,938	9,858	4,013	—	18,809
Rental related services	10,124	664	5,014	—	15,802
Other	7,485	3,448	3,099	—	14,032
Total direct costs of rental operations	22,547	13,970	12,126	—	48,643
Costs of sales	6,569	2,761	368	4,561	14,259
Total costs of revenues	29,116	16,731	12,494	4,561	62,902

Gross Profit (Loss)
Rental	17,731	9,306	10,317	—	37,354
Rental related services	4,189	157	1,714	—	6,060
Rental operations	21,920	9,463	12,031	—	43,414
Sales	1,970	2,640	(47)	1,604	6,167
Other	107	439	19	—	565
Total gross profit	23,997	12,542	12,003	1,604	50,146
Selling and administrative expenses	11,794	5,448	6,936	818	24,996
Income from operations	$12,203	$7,094	$5,067	$786	25,150
Interest expense					(2,444)
Foreign currency exchange loss					(201)
Provision for income taxes					(8,889)
Net income					$13,616

Other Information
Average rental equipment [1]	$678,274	$267,552	$305,550
Average monthly total yield [2]	1.48%	2.82%	1.90%
Average utilization [3]	76.7%	61.0%	58.6%
Average monthly rental rate [4]	1.93%	4.62%	3.25%

1. Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2016
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$96,002	$61,562	$43,472	$—	$201,036
Rental related services	37,034	2,156	17,838	—	57,028
Rental operations	133,036	63,718	61,310	—	258,064
Sales	25,132	17,050	947	15,787	58,916
Other	284	1,441	92	—	1,817
Total revenues	158,452	82,209	62,349	15,787	318,797

Costs and Expenses
Direct costs of rental operations:
Depreciation	15,642	26,939	12,009	—	54,590
Rental related services	26,346	1,965	14,093	—	42,404
Other	30,525	10,500	6,990	—	48,015
Total direct costs of rental operations	72,513	39,404	33,092	—	145,009
Costs of sales	18,610	8,772	895	10,667	38,944
Total costs of revenues	91,123	48,176	33,987	10,667	183,953

Gross Profit
Rental	49,836	24,122	24,473	—	98,431
Rental related services	10,688	191	3,745	—	14,624
Rental operations	60,524	24,313	28,218	—	113,055
Sales	6,521	8,279	52	5,120	19,972
Other	284	1,441	92	—	1,817
Total gross profit	67,329	34,033	28,362	5,120	134,844
Selling and administrative expenses	38,162	16,444	20,786	2,889	78,281
Income from operations	$29,167	$17,589	$7,576	$2,231	56,563
Interest expense					(9,486)
Foreign currency exchange gain					59
Provision for income taxes					(18,619)
Net income					$28,517

Other Information
Average rental equipment [1]	$719,206	$255,896	$307,669
Average monthly total yield [2]	1.48%	2.67%	1.57%
Average utilization [3]	76.3%	60.1%	49.9%
Average monthly rental rate [4]	1.94%	4.44%	3.15%

1. Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2015
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$84,242	$66,612	$52,148	$—	$203,002
Rental related services	33,904	2,271	18,281	—	54,456
Rental operations	118,146	68,883	70,429	—	257,458
Sales	15,630	15,173	1,012	8,366	40,181
Other	341	1,212	70	—	1,623
Total revenues	134,117	85,268	71,511	8,366	299,262

Costs and Expenses
Direct costs of rental operations:
Depreciation	14,218	30,335	11,954	—	56,507
Rental related services	24,293	2,054	14,255	—	40,602
Other	27,750	10,121	7,598	—	45,469
Total direct costs of rental operations	66,261	42,510	33,807	—	142,578
Costs of sales	11,593	7,465	1,321	6,154	26,533
Total costs of revenues	77,854	49,975	35,128	6,154	169,111

Gross Profit (Loss)
Rental	42,274	26,156	32,596	—	101,026
Rental related services	9,611	217	4,026	—	13,854
Rental operations	51,885	26,373	36,622	—	114,880
Sales	4,037	7,708	(309)	2,212	13,648
Other	341	1,212	70	—	1,623
Total gross profit	56,263	35,293	36,383	2,212	130,151
Selling and administrative expenses	34,436	17,059	20,755	2,411	74,661
Income (loss) from operations	$21,827	$18,234	$15,628	$(199)	$55,490
Interest expense					(7,182)
Foreign currency exchange loss					(454)
Provision for income taxes					(18,902)
Net income					$28,952

Other Information
Average rental equipment [1]	$658,404	$266,748	$302,992
Average monthly total yield [2]	1.42%	2.77%	1.91%
Average utilization [3]	75.3%	60.2%	59.9%
Average monthly rental rate [4]	1.89%	4.61%	3.19%

1. Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015	2016	2015
Net income	$12,872	$13,616	$28,517	$28,952	$40,035	$42,839
Provision for income taxes	8,405	8,889	18,619	18,902	25,624	29,237
Interest	2,940	2,444	9,486	7,182	12,396	9,538
Depreciation and amortization	20,111	21,132	61,528	63,303	82,505	84,045
EBITDA	44,328	46,081	118,150	118,339	160,560	165,659
Share-based compensation	741	910	2,327	2,863	2,863	3,707
Adjusted EBITDA [1]	$45,069	$46,991	$120,477	$121,202	$163,423	$169,366
Adjusted EBITDA margin [2]	37%	42%	38%	41%	39%	41%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015	2016	2015
Adjusted EBITDA [1]	$45,069	$46,991	$120,477	$121,202	$163,423	$169,366
Interest paid	(2,396)	(2,328)	(9,042)	(7,224)	(11,859)	(9,982)
Net income taxes paid	(2,072)	(750)	(7,751)	(2,240)	(8,009)	(8,821)
Gain on sale of used rental equipment	(4,516)	(3,501)	(10,798)	(9,066)	(13,634)	(13,657)
Foreign currency exchange loss (gain)	15	201	(59)	454	(25)	672
Change in certain assets and liabilities:
Accounts receivable, net	(8,144)	(13,586)	(8,741)	(6,266)	3,556	(3,990)
Income taxes receivable	—	—	11,000	—	—	—
Prepaid expenses and other assets	4,237	4,924	1,374	12,905	1,125	1,533
Accounts payable and other liabilities	(2,323)	(7,031)	4,580	(20,195)	14,243	(3,905)
Deferred income	3,130	10,447	5,191	11,034	1,306	7,398
Net cash provided by operating activities	$33,000	$35,367	$106,231	$100,604	$150,126	$138,614

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, and share-based compensation.
2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:
Keith E. Pratt
Chief Financial Officer
925 606 9200